As filed with the Securities and Exchange Commission on February 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OneStream, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-3199478
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 N. Chester Street

Birmingham, Michigan 48009

(248) 650-1490

(Address of principal executive offices, including zip code)

2024 Equity Incentive Plan

(Full title of the plan)

Thomas Shea

Chief Executive Officer

191 N. Chester Street

Birmingham, Michigan 48009

(248) 650-1490

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Allison B. Spinner Michael Nordtvedt Victor Nilsson Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Holly Koczot General Counsel and Secretary OneStream, Inc. 191 N. Chester Street Birmingham, Michigan 48009 (248) 650-1490

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

OneStream, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 11,879,100 additional shares of its Class A common stock under the 2024 Equity Incentive Plan (the “2024 Plan”), pursuant to the provision of the 2024 Plan providing for an automatic increase in the number of shares of Class A common stock reserved and available for issuance under the 2024 Plan on January 1, 2025.

Accordingly, contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on July 24, 2024 (File No. 333-280992) (the “Previous Form S-8”), including the information incorporated by reference therein and the periodic reports filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S‑8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 27, 2025;

(2) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (1) above (other than the portions of these documents deemed to have been furnished and not filed in accordance with the rules of the Commission); and

(3) The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-42187), filed with the Commission on July 24, 2024 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
4.1	Form of Class A Common Stock Certificate	S-1	333-280573	4.1	June 28, 2024
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)					X
24.1	Power of Attorney (included on the signature page hereto)					X
99.1	2024 Equity Incentive Plan and related form agreements	S-1/A	333-280573	10.6	July 15, 2024
107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Michigan, on February 27, 2025.

ONESTREAM, INC.

By:	/s/ Thomas Shea
Thomas Shea
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Shea and William Koefoed, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas Shea	Chairman and Chief Executive Officer	February 27, 2025
Thomas Shea	(Principal Executive Officer)

/s/ William Koefoed	Chief Financial Officer	February 27, 2025
William Koefoed	(Principal Financial and Accounting Officer)

/s/ Bradley Brown	Director	February 27, 2025
Bradley Brown

/s/ Michael Burkland	Director	February 27, 2025
Michael Burkland

/s/ John Kinzer	Director	February 27, 2025
John Kinzer

/s/ Jonathan Mariner	Director	February 27, 2025
Jonathan Mariner

/s/ David H. Petraeus	Director	February 27, 2025
General (Ret.) David H. Petraeus

/s/ David Welsh	Director	February 27, 2025
David Welsh

/s/ Kara Wilson	Director	February 27, 2025
Kara Wilson